PRICING SUPPLEMENT NO. 2                                          Rule 424(b)(3)
DATED: January  12, 2001                                      File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/18/2001   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  1/18/2002        CUSIP#: 073928SH7

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[x]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  6.64%            Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.86%

*    On April 18th, July 18th, October 18th and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.